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                                                                 EXHIBIT 23(D)





                        CONSENT OF MCDONALD & COMPANY SECURITIES, INC.
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                CONSENT OF MCDONALD & COMPANY SECURITIES, INC.




        We consent to the inclusion in this Registration Statement on Form S-4 of First Bancorporation of Ohio of the form of our opinion set forth as Appendix C to the Prospectus and Joint Proxy Statement, which is part of this Registration Statement, and to the summarization thereof in the Prospectus and Joint Proxy Statement under the caption "Opinion of CIVISTA's Financial Advisor."

                                /s/ McDonald & Company Securities, Inc.

                                MCDONALD & COMPANY SECURITIES, INC.

CLEVELAND, OHIO
SEPTEMBER 16, 1994